Exhibit 5.2

January 17, 2013

Red Mountain Resources, Inc.

2515 McKinney Avenue

Suite 900

Dallas, Texas 75201

Re:	Red Mountain Resources, Inc.

Registration Statement on Form S-3

Gentlemen:

We have acted as special counsel to Red Mountain Resources, Inc., a Florida corporation (the “Company”), in connection with the registration statement on Form S-3 of the Company (the “Registration Statement”) to be filed with the United States Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), relating to the registration under the Securities Act and proposed issuance and sale from time to time pursuant to Rule 415 promulgated thereunder, together or separately and in one or more series (if applicable) of up to $150,000,000 in total of:

(i) senior debt securities of the Company (the “Senior Debt Securities”) and subordinated debt securities of the Company (the “Subordinated Debt Securities” and, collectively with the Senior Debt Securities, the “Debt Securities”);

(ii) shares of the Company’s common stock, $0.00001 par value per share (the “Common Stock”);

(iii) shares of the Company’s preferred stock, $0.0001 par value per share (the “Preferred Stock”);

(iv) warrants to purchase shares of Common Stock or Preferred Stock (the “Warrants”); and

(v) units consisting of two or more of the securities described above in any combination (the “Units”).

The Debt Securities, Common Stock, Preferred Stock, Warrants, and Units are collectively referred to as the “Securities.”

This opinion is being furnished to you at your request to enable you to fulfill the requirements of Item 601(b)(5) of Regulation S-K, 17 C.F.R. § 229.601(b)(5), promulgated under the Securities Act, in connection with the Registration Statement as it relates to the Common Stock and the Preferred Stock (collectively, the “Equity Securities”).

Red Mountain Resources, Inc.

January 17, 2013

The Equity Securities may be offered and sold by the Company from time to time on a delayed or continuous basis as set forth in the prospectus that forms a part of the Registration Statement (the “Prospectus”) and as set forth in one or more supplements to the Prospectus (each, a “Prospectus Supplement”).

In rendering this opinion, we have examined and have relied upon originals or copies, certified or otherwise identified to our satisfaction, of such documents, corporate records, instruments, certificates or comparable documents of public officials and of officers and representatives of the Company, and other instruments as we have deemed relevant and necessary as a basis for the opinions hereinafter expressed, including without limitation, the following: (a)  the Articles of Incorporation of the Company, as amended (the “Articles”), (b) the Bylaws of the Company (the “Bylaws”), (c) certain resolutions (the “Resolutions”) adopted by the Board of Directors of the Company (the “Board”), and (d) the Registration Statement.

The opinions set forth below are subject to the following assumptions and qualifications, which are in addition to any other qualifications contained in this letter:

A. We have assumed without independent verification the genuineness of all signatures on all documents, the legal capacity of all natural persons executing such documents, the accuracy and completeness of all documents submitted to us, the authenticity of all documents submitted to us as originals, and the conformity to original documents of all copies submitted to us as certified, conformed, or photostatic (including telecopies and electronic files).

B. We have assumed without independent verification that all agreements and instruments executed by parties other than the Company are the valid, binding and enforceable obligations of such parties and that the individuals signing on behalf of such parties have been duly authorized to execute and deliver such agreements and instruments.

C. We have assumed without independent verification that, with respect to any meetings of the Board or any committees thereof that we have examined, due notice of the meetings was given or waived, the minutes accurately and completely reflect all actions taken at the meetings and a quorum was present and acting throughout the meetings.

D. We have assumed without independent verification the accuracy, completeness, and authenticity of all corporate records made available to us by the Company and statements and representations of fact on which we are relying.

E. The opinions provided herein are based on existing laws, ordinances, rules, regulations, court and administrative decisions as they have been interpreted and we can give no assurance that our opinions would not be different after any change in the foregoing occurring after the date hereof.

F. We express no opinion as to the effect or application of any laws or regulations other than the general corporation law of the State of Florida.

In rendering this opinion, we have assumed that, upon the issuance of any of the Equity Securities that may be offered and sold under the Registration Statement, including Common Stock or Preferred Stock that may be issued upon conversion or exchange or otherwise in connection with other Securities, (i) the total number of issued and outstanding shares of Common Stock or Preferred Stock (as the case may be) after giving effect to such issuance will not exceed the total number of shares of Common Stock and/or Preferred Stock (as the case may be) that the Company is then authorized to issue under its Articles, as they may then be amended, and (ii) with respect to any issuance of Preferred Stock, the total number of issued and outstanding shares of the applicable series of Preferred Stock (after giving effect to such issuance) would not exceed the total number of shares of such series of Preferred Stock that the Company is then authorized to issue under its Articles, as they may then be amended.

Red Mountain Resources, Inc.

January 17, 2013

We have assumed that the issuance, sale, amount, and terms of the Securities, to be offered from time to time, will be duly authorized and established by proper action of the Board or a duly authorized committee thereof consistent with the procedures and terms described in the Registration Statement and in accordance with the applicable Resolutions, Articles, Bylaws, and the Florida general corporation law (each, a “Board Action”) and will not violate or constitute a default or breach of, or a violation under, any (i)  agreement or instrument under which the Company is bound or to which any of its properties is subject, (ii) law, rule or regulation to which the Company is subject, (iii)  judicial or regulatory order or decree of any governmental authority, or (iv) consent, approval, license, authorization or validation of, or filing, recording or registration with, any governmental authority.

We have further assumed that: (i) the Registration Statement and any amendments thereto will have become effective under the Securities Act and will comply with all applicable laws and regulations at the time the Securities are offered or issued as contemplated by the Registration Statement; (ii) an appropriate Prospectus Supplement, free writing prospectus or term sheet relating to the Securities offered thereby will be prepared and filed with the Securities and Exchange Commission in compliance with the Securities Act and all other applicable laws at the time the Securities are offered or issued as contemplated by the Registration Statement; (iii) all Securities will be issued and sold in compliance with the applicable provisions of the Securities Act and the Commission’s regulations promulgated thereunder and the securities or blue sky laws of various states and in the manner stated in the Registration Statement and the applicable Prospectus Supplement; (iv) each of the purchase, underwriting or similar agreement relating to Securities being offered will be duly authorized, executed and delivered by the Company and the other parties thereto at the time of the execution, authentication, issuance and delivery (as applicable) of the relevant Securities; (v) each agreement relating to the Securities being offering will be, at the time of the execution, authentication, issuance and delivery (as applicable) of the relevant Securities, the valid and legally binding obligation of each party (other than the Company) thereto; and (vi) the terms of the Securities as executed, authenticated (if applicable) and delivered will be as described in the Registration Statement.

We also have assumed that there will be no material changes in the documents we have examined and the matters investigated referred herein above.

Based on the foregoing, we are of the opinion that:

1. Upon the completion of all required Board Actions relating to the issuance of the Common Stock (including any Common Stock issued upon exchange or conversion of Preferred Stock that is exchangeable for or convertible into Common Stock or upon the exercise of the Warrants) and when such Common Stock is issued and upon receipt of legal consideration therefor that the Board has deemed to be adequate, such Common Stock will be validly issued, fully paid and nonassessable.

Red Mountain Resources, Inc.

January 17, 2013

2. Upon the completion of all required Board Actions relating to the issuance of the Preferred Stock (including any Preferred Stock that is issued upon exercise of any Warrant exercisable for Preferred Stock) and when such Preferred Stock is issued and upon receipt of legal consideration therefor that the Board has deemed to be adequate, such Preferred Stock will be validly issued, fully paid and nonassessable.

This letter does not address any matters other than those expressly addressed herein. This letter speaks only as of the date hereof. We undertake no responsibility to update or supplement it after such date.

We hereby consent to your filing of this opinion as Exhibit 5.1 to the Registration Statement and to the reference to our firm under the caption Legal Matters in the Prospectus. By giving such consent we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act, or the rules and regulations of the Securities and Exchange Commission thereunder.

Very truly yours,

CARLTON FIELDS, P.A.

By:	/s/ Richard A. Denmon
Richard A. Denmon